EXHIBIT -3.35
CERTIFICATE OF FORMATION
OF
ISG LACKAWANNA LLC
     This Certificate of Formation of ISG Lackawanna LLC, a Delaware limited liability company, has been duly executed and is being duly filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. Laws § 18-101, et seq.).
     FIRST: The name of the limited liability company is ISG Lackawanna LLC (the “Company”).
     SECOND: The address of the Company’s registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle 19801.
     THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle 19801.
     FOURTH: The formation shall be effective as of January 1, 2004.
     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation on December 23, 2003.

By:	/s/ Gordon Spelich
Gordon Spelich, Authorized Person

CONSENT TO USE OF NAME
December 23, 2003
     ISG Lackawanna Inc., a Delaware corporation, hereby consents to the formation of ISG Lackawanna LLC, a Delaware limited liability company.

ISG LACKAWANNA INC.
By:	/s/ Gordon Spelich
	Name:	Gordon Spelich
	Title:	Vice President

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF FORMATION
OF
ISG LACKAWANNA LLC
     ISG Lackawanna LLC (the “Company”), a corporation organized and existing under and by virtue of The Delaware Limited Liability Act, as amended, DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of the Company, by the unanimous written consent of its members, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Formation of the Company.
     RESOLVED, that the Company’s Certificate of Formation be amended so that Article FIRST thereof shall read in its entirety as follows:
          FIRST: The name of the Company is:
ArcelorMittal Lackawanna LLC
     SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given its written consent to said amendment in accordance with the provisions of the Delaware Limited Liability Act.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of the Delaware Limited Liability Act.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this 17 day of September, 2007.

ISG LACKAWANNA LLC
By:	/s/ Marc R. Jeske
	Name:	Marc R. Jeske
	Title:	Assistant Secretary